Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(357,865)
Unrealized Gain (Loss) on Market Value of Commodity Futures	2,262,884
Dividend Income	41,889
Interest Income	28,957
ETF Transaction Fees	350
Total Income (Loss)	$1,976,215

Expenses
General Partner Management Fees	$9,245
Professional Fees	12,116
Brokerage Commissions	515
Directors' Fees and insurance	456
License fees	743
Total Expenses	$23,075
Net Income (Loss)	$1,953,140

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/24	$18,328,469
Withdrawals ((150,000) Shares)	(1,161,034)
Net Income (Loss)	1,953,140

Net Asset Value End of Month	$19,120,575
Net Asset Value Per Share (2,500,000 Shares)	$7.65

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596